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                    SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, DC 20549



                                 FORM 8-K

                              CURRENT REPORT



                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES AND EXCHANGE ACT OF 1934



   DATE OF REPORT (Date of earliest event reported) SEPTEMBER 19, 2000
                         COMMISSION FILE NO. 1-7434




                             AFLAC INCORPORATED
            ------------------------------------------------------
            (Exact Name of Registrant as specified in its Charter)




        GEORGIA                                           58-1167100
--------------------------------                  -------------------------
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                      Identification Number)




                   1932 WYNNTON ROAD, COLUMBUS, GEORGIA 31999
             -----------------------------------------------------
             (Address of principal executive offices and zip code)



     Registrant's telephone number, including area code:  (706) 323-3431










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ITEM 5.  OTHER

     AFLAC Incorporated announced on September 19, 2000, that it has filed a shelf registration statement with Japanese regulatory authorities for the issuance of up to 100 billion yen (approximately $930 million at the current exchange rate) of yen-denominated (Samurai) bonds. The shelf registration is effective for a two-year period.

     AFLAC anticipates that it will use the net proceeds of any issuance of the yen-denominated bonds to repurchase its common shares, or for general corporate purposes.

     The securities to be issued through the above-referenced shelf registration will not be registered in the United States and will not be offered or sold to U.S. investors absent compliance with the registration requirements of the Securities Act of 1933 or an available exemption from the registration requirements thereof.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements:

          Not applicable.

     (b)  Pro forma financial information:

          Not applicable.

     (c)  Exhibits:

          99 - News release from AFLAC Incorporated dated September 19,
               2000.

























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                               SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AFLAC INCORPORATED



Date:  September 19, 2000                /s/ Kriss Cloninger, III
      -------------------------        -----------------------------------
                                            KRISS CLONINGER, III
                                         Executive Vice President;
                                              Treasurer and
                                          Chief Financial Officer




Date:  September 19, 2000                /s/ Norman P. Foster
      -------------------------        -----------------------------------
                                            NORMAN P. FOSTER
                                         Executive Vice President,
                                            Corporate Finance
































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EXHIBITS FILED WITH CURRENT FORM 8-K:

     99 - News release from AFLAC Incorporated dated September 19, 2000.